UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2012

Uranium Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(972) 219-3330
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

(b)  On September 28, Uranium Resources, Inc., a Delaware corporation (“URI” or the “Company”) notified The NASDAQ Market LLC (“NASDAQ”) that following the resignation of Donald C. Ewigleben as URI’s President, Chief Executive Officer, Chief Operating Officer and Director and the appointment of board member Terence J. Cryan as Interim President and CEO, each effective as of September 28, 2012, due to Mr. Cryan no longer being considered independent under applicable NASDAQ rules, URI will not be in compliance with NASDAQ Rule 5605(b)(1) as it will no longer have a board of directors comprised of a majority of independent directors as defined in NASDAQ Rule 5605(a)(2).  Pursuant to NASDAQ Rule 5605(b)(1)(A), URI intends to regain compliance with the majority independence requirement on or before the earlier of its 2013 annual meeting of shareholders or September 28, 2013.  URI also notified NASDAQ that due to Mr. Cryan resigning from the Company’s Audit Committee following his appointment as an interim officer of the Company, URI will not be in compliance with NASDAQ Rule 5605(c)(2)(A) as it will no longer have an audit committee comprised of at least three members.  Pursuant to NASDAQ Rule 5605(c)(4)(B), URI intends to regain compliance with the audit committee composition requirement on or before the earlier of its 2013 annual meeting of shareholders or September 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated:	October 3, 2012	By:	/s/ Thomas H. Ehrlich
Name: Thomas H. Ehrlich
Title: Vice President and Chief Financial Officer